Exhibit 10.16

SUBORDINATED SECURED GUARANTY AGREEMENT

This SUBORDINATED SECURED GUARANTY AGREEMENT (this “Guaranty”) is entered into as of August 20, 2004 by and between Core-Mark Holding Company, Inc., a Delaware corporation (the “Guarantor”), and the Reclamation Creditors’ Trust (the “RCT”) for the benefit of the holders of Allowed Class 3(B) TLV Reclamation Claims (the “Reclamation Claimants” and, collectively with the RCT, the “Guarantied Party”).

RECITALS.

A. On April 1, 2003 (the “Petition Date”), Fleming Companies, Inc. and certain of its subsidiaries (collectively, the “Debtors”) commenced Case No. 03-10945 (MFW), as administratively consolidated, under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

B. By order, docketed July 27, 2004, the Bankruptcy Court confirmed the Debtors’ and Official Committee of Unsecured Creditors’ Third Amended and Revised Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy Code dated July 16, 2004 (as amended from time to time, the “Plan of Reorganization”), in accordance with §1129 of the Bankruptcy Code.

C. As a condition to the occurrence of the “Effective Date” under and as defined in the Plan of Reorganization, the Guarantor arid the RCT are required to enter into this Guaranty for the benefit of the Guarantied Party.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor and the RCT hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Certain Defined Terms. As used in this Guaranty, all capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan of Reorganization, and the following terms shall have the following meanings unless the context otherwise requires:

“Agent” shall mean General Electric Capital Corporation, a Delaware corporation, acting in its capacity as agent for the First Lien Lenders under the respective First Lien Debt Documents and its successors and assigns in such capacity (including any other agent(s) or similar contractual representative(s) for any one or more lender(s) or group(s) of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the First Lien Debt at any time and from time to time) that becomes a party to this Guaranty.

“Change of Control” shall mean any person or group of persons (within the meaning of the Securities Exchange Act of 1934), other than a Permitted Holder, acquiring beneficial ownership of 80% or more of the issued and outstanding shares of capital stock of the Guarantor having the right to vote for the election of directors of the Guarantor under ordinary circumstances, provided such person paid cash for such shares to the other shareholders of the Guarantor.

“Collateral” shall mean “Collateral” as defined in the First Lien Security Agreements.

“Distribution” shall mean, with respect to any indebtedness or obligation, (a) any payment or distribution by the Guarantor of cash, securities or other Property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any Lien to or for the benefit of the holders of such indebtedness or obligation in or upon any Property of the Guarantor.

“Enforcement Action” shall mean (a) to demand, sue for, take or receive from or for the account of the Guarantor, by set off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Guarantor to such Lender, (b) to notify account debtors or directly collect accounts receivable or other payment rights of the Guarantor, or (c) to take any action under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce the obligations under this Guaranty, including any actions to foreclose upon, take possession of or sell any Property of the Guarantor, including, without limitation, any Collateral.

“Excess Cash” shall mean cash of the RCT in excess of reasonable expenses projected to be incurred in the administration of the RCT as mutually agreed by the Guarantor and the RCT.

“First Lien Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Guarantor to any of the First Lien Lender Parties evidenced by or arising under the First Lien Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the First Lien Loan Agreement or after the commencement of any Proceeding with respect to the Guarantor. First Lien Debt shall be considered to be outstanding whenever any loan commitment under the First Lien Debt Documents is outstanding.

“First Lien Debt Documents” shall mean the First Lien Loan Agreement, all notes issued thereunder, the First Lien Security Agreements, and all security agreements, guaranties, pledge agreements, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by the Guarantor or other Person pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the First Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time.

“First Lien Default” shall mean any “Default” or “Event of Default” under the First Lien Debt Documents and any other event or occurrence permitting the First Lien Lender Parties to accelerate the maturity of the First Lien Debt.

“First Lien Lender Parties” shall mean, collectively, the Agent and First Lien Lenders.

“First Lien Lenders” shall mean, collectively, General Electric Capital Corporation, a Delaware corporation, and all other lenders from time to time parties to the First Lien Debt Documents and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or replaces, substitutes, refunds, renews or refinances all or any part of the First Lien Debt at any time and from time to time).

“First Lien Loan Agreement” shall mean the Credit Agreement of even date herewith, among the Guarantor, the other borrowers party thereto, the Agent and certain other parties signatory thereto, and any loan or credit agreement evidencing any replacement or any increase therein, substitution, refunding, renewal or refinancing of or for all or any part of the First Lien Debt with the same or other lenders, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time.

“First Lien Revolving Commitments” shall mean, at any time of determination thereof, the aggregate commitments of the First Lien Lenders at such time to make loans and letter of credit accommodations to the Guarantor under the First Lien Loan Agreement.

“First Lien Security Agreements” shall mean, collectively, that certain security agreement of even date herewith executed by the Guarantor and the Agent and any security agreement or similar agreement executed and delivered in connection with any replacement, substitution, refunding, renewal or refinancing of or for all or any part of the First Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time.

“Guarantied Obligations” shall mean Allowed but unpaid Class 3(B) TLV Reclamation Claims.

“Guaranty” shall mean this Subordinated Secured Guaranty Agreement dated as of August 20, 2004, as it may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

“Lenders” shall mean, collectively, the First Lien Lenders, the Second Lien Lenders and the Guarantied Party.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“payment in full”, “paid in full” or any similar term shall mean payment in full in cash of the applicable obligations (other than contingent indemnification obligations), termination of any lending commitments under the applicable debt documents and satisfactory cash collateralization of any letters of credit issued thereunder.

“Permitted Holder” shall mean any shareholder of the Guarantor as of the Effective Date or that is issued stock pursuant to the Plan of Reorganization.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Property” shall mean, with respect to any Person, all assets and properties of any kind whatsoever, real or personal, tangible or intangible, or mixed, in each case of such Person, whether now owned or existing or hereafter acquired or arising and wheresoever located.

“RCT Report” has the meaning ascribed to it in Section 4.8.

“Second Lien Agent” shall mean Wells Fargo Bank, N.A., acting in its capacity as agent for the Second Lien Lenders under the respective Second Lien Debt Documents and its successors and assigns in such capacity (including any similar collateral agent or any representative for any lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Second Lien Debt at any time and from time to time).

“Second Lien Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Guarantor to any of the Second Lien Lender Parties evidenced by or arising under the Second Lien Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the Second Lien Purchase Agreement or after the commencement of any Proceeding with respect to the Guarantor.

“Second Lien Debt Documents” shall mean the Second Lien Purchase Agreement entered into on the date hereof, all notes issued thereunder and all security agreements, guaranties, pledge agreements, mortgages, deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by the Guarantor or other Person pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Second Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time.

“Second Lien Default” shall mean any “Default” or “Event of Default” under the Second Lien Debt Documents and any other event or occurrence permitting the Second Lien Lender Parties to accelerate the payment of all or any portion of the Second Lien Debt.

“Second Lien LC Issuer” shall mean Wells Fargo Bank, N.A., acting in its capacity as “LC Issuer” as defined in the Second Lien Loan Agreement.

“Second Lien Lender Parties” shall mean, collectively, the Second Lien Agent, the Second Lien LC Issuer and the Second Lien Lenders.

“Second Lien Lenders” shall mean, collectively, all lenders from time to time parties to the Second Lien Debt Documents and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or replaces, substitutes, refunds, renews or refinances all or any part of the Second Lien Debt at any time and from time to time).

“Second Lien Purchase Agreement” shall mean the Note and Warrant Purchase Agreement of even date herewith among the Second Lien Lenders, the Guarantor and the other issuers that are parties thereto, and any agreement, document or instrument evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of the Second Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time.

“Senior Debt” shall mean the First Lien Debt and the Second Lien Debt.

“Senior Debt Documents” shall mean the First Lien Debt Documents and the Second Lien Debt Documents.

“Senior Default” shall mean any First Lien Default or Second Lien Default.

“Senior Lender Parties” shall mean, collectively, the First Lien Lender Parties and the Second Lien Lender Parties.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

1.2 Interpretation. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2. THE GUARANTY

2.1 Guaranty of the Guarantied Obligations. Subject to the terms and conditions hereof, the Guarantor hereby agrees to pay to the holders of Allowed but unpaid TLV Reclamation Claims:

(a) by January 30, 2006 (1) if the Second Lien Debt is paid in full by December 31, 2005, the amount of Guarantied Obligations and unpaid interest thereon (as provided for in the Plan of Reorganization) as of December 31, 2005 less Excess Cash or (2) if the Second Lien Debt is not paid in full by December 31, 2005, the amount of Guarantied Obligations and unpaid interest thereon (as provided for in the Plan of Reorganization) as of December 31, 2005 less the outstanding amount of the Note Obligations (as defined in the Second Lien Purchase Agreement) (including the Aggregate Availability (as defined in the Second Lien Purchase Agreement)) and less Excess Cash;

(b) if the Second Lien Debt is not paid in full by December 31, 2005, by the earlier of (1) 30 days after the date that the Second Lien Debt is paid in full and (2) January 30, 2007, the amount of Guarantied Obligations and unpaid interest thereon (as provided for in the Plan of Reorganization) as of such date less Excess Cash; and

(c) immediately upon a Change of Control, the amount of Guarantied Obligations and unpaid interest thereon (as provided for in the Plan of Reorganization) as of such date less Excess Cash.

2.2 Payment by Guarantor. All payments made by the Guarantor hereunder will be made in United States Dollars to the RCT for the ratable benefit of holders of Allowed but unpaid Class 3(B) TLV Reclamation Claims, without set-off, counterclaim or other defense.

2.3 Liability of Guarantor Absolute.

(a) Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.

(b) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation (except as set forth in subsection 2.1), impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations or termination of this Guaranty pursuant to subsection 2.6), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Plan of Reorganization, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) the Guarantied Party’s consent to the change, reorganization or termination of the corporate structure or existence of the RCT and to any corresponding restructuring of the Guarantied Obligations; and (iii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

2.4 Waivers by Guarantor. Guarantor hereby waives, for the benefit of the Guarantied Party, promptness, diligence and any requirement that the Guarantied Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto.

2.5 Guarantor’s Rights of Subrogation. Upon any payment made by Guarantor hereunder, the Guarantor shall be automatically subrogated to the rights of the Guarantied Party in the RCT and its assets to the extent of any such payment.

2.6 Continuing Guaranty; Termination of Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full, and, subject to the provisions of subsection 2.8(c) of this Guaranty, upon the payment in full of all of the Guarantied Obligations, this Guaranty shall automatically terminate.

2.7 Rights Cumulative. The rights, powers and remedies given to the Guarantied Party by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Guarantied Party by virtue of any statute or rule of law or in any agreement between Guarantor and the Guarantied Party or between the RCT and the Guarantied Party. Any forbearance or failure to exercise, and any delay by the Guarantied Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.8 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the insolvency, receivership or liquidation of the RCT or by any defense which the RCT may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Guarantor acknowledges and agrees that any interest (as provided for in the Plan of Reorganization) on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and the Guarantied Party that the Guarantied Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the RCT of any portion of such Guarantied Obligations. Guarantor will permit any trustee, receiver or similar person to pay the Reclamation Claimants, or allow the claim of the Guarantied Party in respect of, any such interest accruing after the date on which such proceeding referred to in clause (a) above is commenced.

(c) In the event that all or any portion of the Guarantied Obligations are paid by the RCT, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

SECTION 3. GRANT OF SECURITY INTEREST

Subject to Section 5 hereof, to secure the prompt and complete payment, performance and observance of all of the Guarantied Obligations, the Guarantor hereby grants, conveys, mortgages, pledges, hypothecates and transfers to the Guarantied Party, a Lien upon all of its right, title and interest in, to and under the Collateral, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Guarantor, and regardless of where located.

SECTION 4. MISCELLANEOUS

4.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty.

4.2 Notices. Any communications between the parties and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand shall not be effective until received.

4.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor or the RCT therefrom, shall in any event be effective without the prior written concurrence of the Guarantor and the RCT and, if such amendment, modification, termination or waiver relates to Sections 2.1, 4.4, 4.8 or 5 (or any defined term used therein) or is not permitted by the terms of the Senior Debt Documents, the Agent and the Second Lien Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

4.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

4.6 Governing Law; Consent to Jurisdiction. (a) THIS GUARANTY HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF. THE GUARANTIED PARTY AND THE GUARANTOR HEREBY CONSENT TO THE JURISDICTION OF THE BANKRUPTCY COURT FOR ANY PROCEEDING INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, OR ANY PROCEEDING TO WHICH THE GUARANTIED PARTY OR THE GUARANTOR IS A PARTY RELATED HERETO, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTIED PARTY OR THE GUARANTOR.

(b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF GUARANTIED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

4.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

4.8 RCT Reporting Requirements. The RCT shall deliver to the Guarantor, within 25 days after the end of each Fiscal Month (commencing with the Fiscal Month ending November 30, 2004), a balance sheet for such Fiscal Month, in a form substantially in the form of the balance sheet contained as part of Exhibit 3D to the Disclosure Statement filed in conjunction with the Plan of Reorganization (the “RCT Report”). The RCT agrees to respond promptly to reasonable additional information requests from the Guarantor regarding supporting details and documentation.

4.9 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, GUARANTOR AND THE GUARANTIED PARTY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor, the RCT and, by its acceptance of the benefits hereof, the Guarantied Party each (i) acknowledges that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, RESTATEMENTS OR MODIFICATIONS TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.10 No Other Writing. This writing is intended by the Guarantor and the Guarantied Party as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty (other than execution and delivery hereof by each of the parties hereto).

4.11 Further Assurances. At any time or from time to time, upon the request of the Guarantied Party or the Guarantor, as applicable, the RCT or the Guarantor, as applicable, shall execute and deliver such further documents and do such other acts and things as the Guarantied Party or the Guarantor, as applicable, may reasonably request in order to effect fully the purposes of this Guaranty.

4.12 Board Representation. In the event that (x) the Guarantor’s aggregate payments under this Guaranty exceed $5,000,000, the Guarantor shall be entitled to appoint a number of board members to the RCT Board constituting at least 20% of the RCT Board, and (y) the Guarantor’s aggregate payments under this Guaranty equal or exceed $10,000,000, the Guarantor shall be entitled to appoint a number of board members to the RCT Board constituting at least 40% of the RCT Board.

SECTION 5. INTERCREDITOR PROVISIONS

5.1 Priorities; Remedies.

(a) Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Guarantor:

(i) This Section 5 shall be applicable both before and after the institution of any Proceeding involving the Guarantor, including, without limitation, the filing of any petition by or against the Guarantor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Guarantor shall be deemed to apply to the trustee for the Guarantor and the Guarantor as debtor-in-possession. The relative rights of the Senior Lender Parties and the Guarantied Party in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the institution of any Proceeding involving the Guarantor, including, without limitation, the filing of any petition by or against the Guarantor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, the Guarantor as debtor-in-possession.

(ii) The Guarantied Party agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by any Senior Lender Party in all or any part of the Collateral.

(iii) The Guarantied Party agrees that any of the Senior Lender Parties may consent to the use of cash collateral under Section 363 of the Bankruptcy Code or provide financing to the Guarantor under Section 364 of the Bankruptcy Code on such terms and conditions and in such amounts as such Senior Lender Parties may decide, and that the Guarantied Party shall not raise any objections to such financing or use of cash collateral on the grounds of a failure to provide “adequate protection” for the Liens of the Guarantied Party so long as the (x) the Guarantied Party retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code and (y) the Guarantied Party receives a replacement Lien on post-petition assets to the same extent granted to the Senior Lender Parties, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code. Guarantied Party agrees that all such financing shall constitute Senior Debt hereunder, and, in connection therewith, the Guarantor may grant to such Senior Lender Parties Liens upon all of the Property of the Guarantor, which Liens (A) shall secure payment of all or any portion of the Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by such Senior Lender Parties during the Proceeding and (B) shall be superior in priority to the Liens, if any, in favor of the Guarantied Party on the Property of the Guarantor. The Guarantied Party agrees that it will not object to or oppose a sale or other disposition of any Property securing all of any part of the Senior Debt free and clear of Liens or other claims of the Guarantied Party under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lender Parties have consented to such sale or disposition provided, that, subject to the other terms and provisions of this Section 5, the Lien of the Guarantied Party on the proceeds thereof shall continue to attach to such proceeds pursuant to this Guaranty.

(iv) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Section 5 shall continue to govern the relative rights and priorities of the Senior Debt and the Guarantied Obligations relative to the Collateral even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Section 5 shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

(b) Standstill Provisions. Notwithstanding any rights or remedies available to the Guarantied Party under this Guaranty, applicable law or otherwise, but subject to the last sentence of this subsection 5.1(b), prior to the time when the Senior Lender Parties shall have received payment in full of all Senior Debt, neither the Guarantied Party nor the RCT shall, directly or indirectly take any Enforcement Action; provided, however, that, so long as no Senior Default has occurred and is continuing, the Guarantied Party may receive the payments required to be made pursuant to Section 2.1 as and when due. This Section 5.1(b) shall not be construed to in any way limit or impair the right of (A) the Guarantied Party to join (but not control in any way) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by Senior Lender Parties, so long as it does not delay or interfere with the exercise by Senior Lender Parties of their respective rights as provided in this Section 5, (B) the Guarantied Party’s right to receive any remaining proceeds of Collateral after payment in full of all Senior Debt, or (C) the Guarantied Party to demand payment of the Guarantied Obligations, or sue for payment of the Guarantied Obligations, so long as no such action constitutes an Enforcement Action. Notwithstanding the foregoing, to the extent that any of the Guarantied Obligations are not paid by the Guarantor when due under Section 2.1, the RCT reserves the right, on or after the later of the applicable due date and one hundred and twenty (120) days after the RCT has provided notice that such payment will be due (including the calculation of the amount due by the Guarantor) to the Guarantor, the Agent and the Second Lien Agent, to commence and complete litigation to collect such payment; provided, however, that, so long as the Guarantor has taken all actions permitted pursuant to the terms of the Senior Debt Documents to make such payment (including, without limitation, incurring additional revolving borrowings to the extent available under the Senior Debt Documents), the Guarantied Party shall not take any other Enforcement Action or proceed or seek to proceed against the Collateral in any manner.

(c) Turnover. If any payments pursuant to this Guaranty or proceeds of sales or other dispositions of Collateral are received by the Guarantied Party that would properly be payable to the Senior Lender Parties under Section 5.1(d) of this Guaranty and that are not permitted to be paid to the Guarantied Party pursuant hereto or pursuant to the Senior Debt Documents, such Distribution shall not be commingled with any of the assets of the Guarantied Party shall be held in trust by the Guarantied Party for the benefit of the Senior Lender Parties and shall be promptly paid over to the Senior Lender Parties. Notwithstanding any other provision of this Guaranty, no payments to the Guarantied Party shall be required to be paid over to the Senior Lender Parties pursuant to this Section 5.1(c) if the Senior Lender Parties have either consented in writing to such payment or have failed to request turnover of such payment within 45 days of receipt of actual notice of the making of such payment.

(d) Subordination of Liens and Security Interests; Agreement to Release Liens. Until the Senior Debt has been paid in full, notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to the Senior Lender Parties and the Guarantied Party, and notwithstanding the provisions of the UCC or any other applicable law or decision, or the terms or provisions of the Senior Debt Documents or this Guaranty, respectively, or any other circumstance whatsoever, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, all Liens of the Guarantied Party in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the Liens of the Senior Lender Parties in the Collateral. In the event the Senior Lender Parties release or agrees to release any of its Liens on all or any part of the Collateral, the Guarantied Party shall promptly release or otherwise terminate its Liens on such Collateral. The Guarantied Party shall, at the Guarantor’s expense, deliver such release documents as the Senior Lender Parties may reasonably require in connection therewith.

(e) Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied, first, in accordance with the terms of the Senior Debt Documents until such time as the Senior Debt is paid in full and, thereafter, shall be applied in accordance with the terms of this Guaranty. Until the Senior Debt has been paid in full, the Guarantied Party agrees that the Senior Lender Parties, acting in a commercially reasonable manner, shall have the sole and exclusive right to adjust settlement with respect to any insurance coverage for any Collateral.

5.2 Modifications to Senior Debt Documents. Senior Lender Parties may at any time and from time to time without the consent of or notice to the Guarantied Party, without incurring liability to the Guarantied Party and without impairing or releasing the obligations of the Guarantied Party under this Section 5, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

5.3 Waiver of Marshaling Rights by the Guarantied Party. The Guarantied Party hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require any Senior Lender Party to marshal any Property of the Guarantor for the benefit of the Guarantied Party.

5.4 Rights Relating to the Senior Lender Parties’ Actions with respect to the Collateral. The Guarantied Party hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing any Senior Lender Party from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Guarantied Party hereby agrees (a) that it has no right to direct or object to the manner in which Senior Lender Parties apply the proceeds of the Collateral resulting from the exercise by Senior Lender Parties of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that the Senior Lender Parties have not assumed any obligation to act as the agent for the Guarantied Party with respect to the Collateral. Notwithstanding the foregoing, nothing in this Section 5 is intended or shall be deemed to restrict the rights of the Guarantied Party to seek judicial relief if a foreclosure of the Collateral by the Senior Lender Parties does not comply with the commercially reasonable requirements of Section 9-610 of the UCC.

5.5 Further Assurances. At any time or from time to time, upon the request of the Senior Lender Parties, the RCT shall execute and deliver such further documents and do such other acts and things as the Senior Lender Parties may reasonably request in order to effect fully the purposes of this Section 5.

5.6 Continuation of Lien Subordination; Termination of Agreement. This Section 5 shall remain in full force and effect until the payment in full after which this Section 5 shall terminate without further action on the part of the parties hereto.

5.7 Obligations Unconditional.

(a) All rights and interests of the Senior Lender Parties hereunder, and all agreements and obligations of the Guarantied Party and the Guarantor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Debt Document or any other agreement, document or instrument relating thereto, (ii) any change in the time, manner, order or place of payment of, or in any other term in respect of, all or any of the Senior Debt permitted by the terms hereof, or any other amendment or waiver of or any consent to departure from any Senior Debt Document in accordance with the terms hereof, (iii) any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Senior Debt or the Guarantied Party or the Guarantor in respect of this Section 5 other than actual payment of the Senior Debt.

(b) This Section 5 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Lender Parties upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, all as though such payment had not been made.

5.8 Waiver. Each of the Guarantied Party and the Guarantor hereby waives (a) promptness and diligence, (b) notice of acceptance and notice of the incurrence of any Senior Debt by the Guarantor, (c) notice of any actions taken by the any Senior Lender Party or the Guarantor or any other Person under any Senior Debt Document or any other agreement, document or instrument relating thereto, (d) except to the extent expressly provided herein, all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of all or any part of the Senior Debt or of the obligations of the Guarantied Party and the Guarantor hereunder and (e) any requirement that the Senior Lender Parties protect, secure, perfect or insure any security interest or other Lien on any property subject thereto or exhaust any right to take any action against the Guarantor or any other Person or any Collateral.

5.9 Specific Performance. The Senior Lender Parties are hereby authorized to demand specific performance of this Section 5 at any time when the Guarantied Party shall have failed to comply with any of the provisions of this Section 5, and the Guarantied Party hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

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IN WITNESS WHEREOF, each of the Guarantor and the RCT has caused this Guaranty to be duly executed and delivered as of the date first written above.

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ Illegible
Name:
Title

RECLAMATION CREDITORS’ TRUST

By:	/s/ Illegible
Name:	Illegible
Title	Illegible

ACKNOWLEDGED

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ PHILIP F. CARFORA
Name:	Philip F. Carfora
Title	Duly Authorized Signatory

WELLS FARGO BANK, N.A., as Second Lien Agent

By:	/s/ DAVE WEBER
Name:	Dave Weber
Title	Executive Vice President